Exhibit 3.1

[FRONT OF CERTIFICATE]

NUMBER	SHARES

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

VENTUREVEST 4, INC.

The Corporation is authorized to issue 110,000,000 total Shares

100,000,000 Shares of Common $.0001 par

10,000,000 Shares of Preferred $.0001 par

THIS CERTIFIES THAT __________________________________________ is the owner of ___________________ Shares of the Capital Stock of Venturevest 4, Inc., which Shares are fully paid, non-assessable and transferable only on the Books of the Corporation by the holder hereof in person or by duly authorized Attorney, on surrender of this Certificate properly endorsed.

In Witness Whereof, the duly authorized officers of this Corporation have hereunto subscribed their names and caused the corporate Seal to be hereto affixed at _________________________

this _________________________ day of ______________________, A.D. _______________

____________________________

_____________________________

Secretary

President

Shares $.0001 Each.

Par Value

[BACK OF CERTIFICATE]

For Value Received, _____ hereby sell, assign and transfer unto __________________ _________________________________ Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute, and appoint __________________________ to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

Dated _____________________, 20_____

In presence of ______________________________

______________________________

NOTICE.  THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

CERTIFICATE

FOR

SHARES

OF THE

CAPITAL STOCK

ISSUED TO

_______________________________________

DATED

________________________________________